CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Aetrium Incorporated (“the Company”) on Form 10-K for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Joseph C. Levesque, as Chief Executive Officer of the Company, Douglas L. Hemer, as Chief Administrative Officer of the Company, and Paul H. Askegaard, as Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 28, 2007	By: /s/ Joseph C. Levesque
Name: Joseph C. Levesque Title: Chairman of the Board, President and Chief Executive Officer

Date: March 28, 2007	By: /s/ Douglas L. Hemer
Name: Douglas L. Hemer Title: Chief Administrative Officer

Date: March 28, 2007	By: /s/ Paul H. Askegaard
Name: Paul H. Askegaard Title: Treasurer (principal financial and accounting officer)